UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Illumina, Inc.
(Name of Registrant as Specified In Its Charter)

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On March 13, 2023, Illumina, Inc. issued the following press release:

Illumina Responds to Icahn Partners’ Nomination of Directors

SAN DIEGO, March 13, 2023 /PRNewswire/—Illumina, Inc. (Nasdaq: ILMN), a global leader in DNA sequencing and array-based technologies, confirmed today that it has received notice from Icahn Partners LP and certain of its affiliates of their intention to nominate three candidates—two current Icahn employees, Jesse Lynn and Andrew Teno, and one former Icahn employee, Vincent Intrieri—for election to the Board of Directors at Illumina’s 2023 Annual Meeting of Shareholders.

Illumina regularly engages with shareholders on its business, financial performance and corporate governance, and welcomes constructive engagement with the goal of increasing shareholder value.

Upon receipt of Icahn Partners’ nominations, Illumina’s independent Chairman of the Board, John Thompson, and Chief Executive Officer, Francis deSouza, engaged in multiple conversations with Carl Icahn. Illumina’s Nominating/Corporate Governance Committee also met with the three nominees. Mr. Icahn was explicit and unyielding in his demand that any resolution should give him outsized influence and control. The Board has determined Icahn’s nominees lack relevant skills and experience, and that it is not in the best interests of shareholders to appoint Mr. Icahn’s three nominees to the Board of Illumina. The Board recommends that shareholders not support Mr. Icahn’s nominees.

Illumina’s Board is led by an independent chair and all nine members of the Board are independent with the exception of the CEO. Illumina has an experienced Board comprised of directors who bring a range of perspectives to the company and represent the interests of its shareholders. Members of the Board bring extensive business, financial, operating, regulatory and scientific backgrounds in the life sciences and technology sectors. The Illumina Board has been continually refreshed, with over half of the Board appointed within the past five years.

Icahn’s letter neither recognizes the real value that GRAIL can provide to Illumina’s shareholders, nor reflects an understanding of the regulatory process. Illumina is moving as quickly as possible to arrive at a resolution, with divestiture work already underway in advance of the European Commission’s divestiture order. Illumina expects to execute a divestiture based on the terms of the final order, expeditiously and in a manner that serves the best interests of Illumina’s shareholders, unless Illumina wins the jurisdictional appeal in the meanwhile.

Illumina is focused on supporting its valued customers with transformative innovations. Customers’ interest worldwide remains very strong, and they are eager to harness the capabilities of Illumina’s best-in-class products, including the revolutionary NovaSeq X – the most powerful, most sustainable, and most cost-effective sequencer ever developed – to further unlock the power of the genome.

Illumina’s Board and management team continue to advance the business and fulfill the company’s important mission to improve human health with the goal of driving long-term shareholder value.

At this time, shareholders are not required to take any action. Illumina will file preliminary materials with respect to the 2023 Annual Meeting of Shareholders in due course.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of Illumina’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Illumina does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Specific factors are set forth in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023 under the caption “Risk Factors”, in information disclosed in public conference calls, the date and time of which are released beforehand, and in filings with the Securities and Exchange Commission (the “SEC”) including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Illumina intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Illumina’s 2023 Annual Meeting of Shareholders. This communication is not a substitute for any proxy statement or other document that Illumina may file with the SEC in connection with any solicitation by Illumina. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ILLUMINA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Illumina free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Illumina are also available free of charge by accessing Illumina’s website at www.illumina.com.

Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Illumina, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Illumina. Information about Illumina’s executive officers and directors is available in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023, which was filed with the SEC on February 17, 2023, and in its proxy statement for the 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. To the extent holdings by our directors and executive officers of Illumina securities reported in the proxy statement for the 2022 Annual Meeting or in Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Investors:
Salli Schwartz
+1.858.291.6421
ir@illumina.com

Media:
David McAlpine
+1.347.327.1336
pr@illumina.com

Steve Lipin
Gladstone Place Partners
+1.212.230.5930